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                                                                   Exhibit 10.12


                        AMENDED AND RESTATED ONLINE GAME

                      SOFTWARE SALES AND LICENSE AGREEMENT



                                     between



               SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.



                                       and



                      SHANGHAI SHANDA NETWORKING CO., LTD.


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                        AMENDED AND RESTATED ONLINE GAME
                      SOFTWARE SALES AND LICENSE AGREEMENT

THIS AMENDED AND RESTATED ONLINE GAME SOFTWARE SALES AND LICENSE AGREEMENT (this "Agreement") is entered into as of this 9th day of December, 2003 ("Effective Date") by and between:

(1) SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD., a corporation organized and existing under the laws of the People's Republic of China (the "PRC") and having its registered address at Rm 638-7, Building 2, 351 Guoshoujing Road, Zhangjiang Hi-Tech Park, Shanghai PRC ("Shengqu"); and

(2) SHANGHAI SHANDA NETWORKING CO., LTD., a corporation organized and existing under the laws of PRC and having its registered address at Rm 402-B, 727 Zhangjjiang Road, Pudong New Area, Shangha, the PRC ("Shanda"); and

WHEREAS:

(1) Shengqu engages in the business of developing and sales of various computer games, including multi-user online games;

(2) Shanda engages in the business of operating and sales of online games;

(3) Shengqu agrees to sell online games to Shanda and to grant Shanda (i) a license to distribute and sell an online game known as the World of Legend Version 1.5 (the "Game") in mainland China and Hong Kong Special Administrative Region (the "Territory") and (ii) a right to manage and operate servers for the Game and to charge fees to users. The Parties entered into an Online Game Software Sales and License Agreement on October 28, 2003; and

(4) In accordance with the applicable circumstances, the Parties desire to make certain modifications and amendments to the Online Game Software Sales and License Agreement.

NOW THEREFORE, the Parties hereby agree to amend and restate the Online Game Software Sales and License Agreement, and the Online Game Software Sales and License Agreement shall be superseded by this Agreement after the effective date hereof.

1. DEFINITIONS.

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In this Agreement, unless the context requires otherwise, the following expressions shall have the following meanings:

a. "Business Day" shall mean any day other than Saturday, Sunday or a statutory holiday in the PRC.

b. "Client Software" shall mean software sold, provided or distributed to the users and therefore, to be installed in a user's personal computer.

c. "Server Software" shall mean the system software and all the databases (including the content and records located in such database) which located on servers connected to the Internet.

d. "Game Software" shall mean the online game developed by Shengqu, known as the World of Legend version 1.5, which can be played by a user with other users by installing the Client Software onto a user's computer and then accessing to the Server Software connected to the Internet. For the purpose of this Agreement, "Game Software" also includes five (5) game patches (upgrades of functions or maps) and the complimentary World of Legend version 1.6.

e. "Territory" shall mean all parts of PRC, including Hong Kong Special Administrative Region but, for the purpose of this Agreement, excluding Macao Special Administrative Region and Taiwan.

f. "Intellectual Property Rights" shall mean any and all (by whatever name or term known or designated) tangible or intangible, presently identified or hereafter existing (a) rights associated with works of authorship throughout the universe, including, but not limited to, copyrights (including, without limitation, the sole and exclusive right to prepare "derivative works of the copyrighted work and to copy, manufacture, reproduce, distribute copies of, modify, perform and display the copyrighted work and all derivative works thereof) and moral rights (including, without limitation, all the rights under authorship and all the rights to subsequent amendments); (b) rights in relation to the protection of trademarks, service marks, trade names, goodwill, rights of publicity, merchandising rights, advertising rights and similar rights;
       (c) rights in relation to the protection of trade secrets and confidential information; (d) patents, designs, algorithms and other industrial property rights and rights associated therewith; (e) other intellectual and industrial property and proprietary rights (of every kind and nature throughout the universe and however designated) relating to intangible rights that are analogous to any of the foregoing rights (including, without limitation, logos, rental rights and rights to remuneration), whether arising by operation of law, contract, license or otherwise; (f) registrations, applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force throughout the universe (including, without limitation, rights in any of the


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       foregoing); and (g) rights in relation to the sole and exclusive possession, ownership and use of any of the foregoing throughout the universe, including, without limitation, the right to enter into sub-agreement, designate, pledge, mortgage, sell, transfer, convey, grant, gift , divide, licence, partition and use (or not to use) in any way now or hereafter (including, without limitation, any claims and causes of action of any kind with respect to, and any other rights relating to the enforcement of, any of the foregoing).

2. DISTRIBUTION LICENSE

a. Shengqu grants Shanda an exclusive license to distribute and sell the Game Software and its peripheral products in the Territory.

b. Shanda shall distribute and sell the Game Software and its peripheral products in the Territory pursuant to this Agreement and shall use its best endeavors to protect the rights of Shengqu in the Territory. Shanda shall leave in position and not to cover or erase any notices or other marks (including, without limitation, details or notices of patents, trademark rights or design rights relating to the Game Software owned by Shengqu or a third party) which Shengqu may place or affix to the Game Software.

c. During the term of this Agreement, Shanda shall not sell outside the Territory, sub-license, export or assist in or be a party to export the Game Software from the Territory. In the event that Shanda intends to sub-license the Game Software to a third party in the Hong Kong Special Administrative Region, a separate agreement shall be entered into by and among Shanda, Shengqu and the third party.

d. In the event that Shengqu intends to release new online games to the Chinese market, Shengqu shall give Shanda a right of first negotiation and priority in entering into an exclusive license agreement for the new game, provided that the basic terms and conditions suggested by Shanda are equal to the terms and conditions suggested by the other companies who may also be interested in licensing the new game.

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3. OWNERSHIP AND INTELLECTUAL PROPERTY RIGHTS

a. Shengqu expressly covenants and warrants that it has good title to the online game, Client Software, Server Software and the right to license their use to Shanda free of any proprietary rights of any other party or any other encumbrances whatsoever.

b. Shengqu acknowledges that ownership rights in all data and data files (including, but not limited to, user data, data recorded and stored in the game database, connection log, billing log, chatting log and other related data) which are generated by the Servers during the operation within the Territory, and any related documentation, and any existing or future Intellectual Property rights, will be remained with Shanda, who will have the exclusive right to protect the same. The ownership rights for such data and data files shall be (i) wholly transferred to Shengqu free of charge if Shanda breaches a term of this Agreement causing termination of the Agreement; or (ii) wholly transferred to Shengqu, after paying a reasonable compensation amount (which shall be negotiated by Shanda and Shengqu) to Shanda if this Agreement is terminated upon mutual agreement or if Shengqu breaches a term of this Agreement causing termination of this Agreement.

c. Shanda acknowledges that the online game in its original and/or localized form and any part thereof, Client Software, Server Software and any related documentation are proprietary in nature. Shengqu claims that all related Intellectual Property Rights granted by or available under law therein, title and sole ownership rights in relation to the online game in its original and/or localized form and any part thereof, game engine, Client Software, Server Software, any related documentation, and any existing or future Intellectual Property Rights, will be remained with Shengqu, who will have the exclusive right to protect the same.

d. Shanda agrees that it shall not at any time attempt to register, assert or claim any interest in, or do anything that may adversely affect the validity or enforceability of, any Intellectual Property Rights belonging to or licensed by Shengqu. Shanda will execute such related documents as Shengqu may reasonably request from time to time to record or effectuate Shengqu's ownership of the online game in its original and/or localized form and any part thereof, game engine, Client Software, Server Software, and related corporate goodwill. Shanda shall hold the online game in its original and/or localized form and any part thereof, game engine, Client Software, Server Software and any related documentation, and the Intellectual Property Rights therein (including, without limitation, all originals and subsequent localized versions thereof) in trust for Shengqu and shall have no rights therein, except for the limited right to use for the purposes expressly set forth in this Agreement. All data and data files (including, but not limited to, user data,


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       data recorded and stored in the game database, connection log, billing log, chatting log and other related datas) which are generated by the Servers during the operation within the Territory, and any related documentation, and any existing or future Intellectual Property Rights therein (including, without limitation, all originals and subsequent localized versions thereof) shall belong to Shanda. Shanda has the exclusive right to hold and deal with the same.

e. Shanda shall endeavor to protect the proprietary technologies licensed to it by Shengqu in this Agreement, including the development and implementation of a system for the purpose of the subject matter, to ensure that no unauthorized persons shall have access to the game engine, Server Software, tools, and any related confidential documentation, and that all authorized persons having access to the game engine, Server Software, tools, and the related confidential documentation shall refrain from any disclosure, duplication or reproduction thereof, except as permitted herein.

f. For the avoidance of doubt, all intellectual property and other proprietary rights in the online game, including any version of the software, upgrades, adaptation, variation, modification of the Game Software and all related Intellectual Property Rights provided by contractors of either Shanda or Shengqu thereon shall at all times vest wholly in Shengqu; But all data and data files (including, but not limited to, user data, data recorded and stored in the game database, connection log, billing log, chatting log and other related datas) which are generated by the Servers during the operation within the Territory, and any related documentation, and any existing or future Intellectual Property Rights therein shall belong to Shanda. Shengqu and Shanda both shall obtain no rights with respect to the Intellectual Property Rights of each other's, except for those expressed in this Agreement. Accordingly, Shanda shall not be permitted to use in any way the software including such upgrades, adaptation, variation, modification and/or localization and translation thereto in any part of the world except in the Territory and shall act strictly in accordance to the terms of this Agreement. Shengqu shall be entitled to use, distribute and/or license such software (including such upgrades, adaptations, variations, modifications and/or localizations and translations thereto) (i) after the completion of this Agreement in any part of the world and (ii) for the duration of this Agreement, in any part of the world except for the Territory. This foregoing provision shall apply unless such upgrades, adaptations, variations, modifications and/or localizations and translations thereto may have been devised, implemented or incorporated by or at the cost of Shanda.

g. Shanda agrees to report to Shengqu any identified infringements, illegal uses or misuses of the Intellectual Property Rights of Shengqu in connection with the Game Software,


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       including the software in its original and/or localized form and any part thereof, game engine, Client Software, Server Software and the content of any related documentation within the Territory. Shanda agrees to assist Shengqu in enforcing or protecting such items and acknowledges that Shengqu shall have the right to bring a legal action or suit for infringement thereof. Such assistance shall be at Shengqu's expenses unless the matter to which such assistance applies arises out of or from or is related in any way to the breach by Shanda of any terms or conditions of this Agreement or by Shanda's willful misconduct, in which case such assistance shall be at Shanda's expense.

4. INITIAL PAYMENT

a. Shanda agrees to pay to Shengqu an initial licensing fee of RMB 50,000,000 for the rights granted under this Agreement ("Initial Payment"). Such Initial Payment has been paid by Shanda to Shengqu in October 2003. Shanda shall not request any refund of such Initial Payment except in the case of a breach of this Agreement by Shengqu. In addition, Shanda shall not request to apply any of the Initial Payment as payment of any future revenue sharing fee for the software.

b. Shengqu shall provide with Shanda a receipt within fifteen (15) days of the payment of the said Initial Payment.

5. REVENUE SHARING FEE OF THE SOFTWARE

The revenue sharing fee for the software payable by Shanda to Shengqu under this Agreement shall be as follows:

a. Shanda shall pay to Shengqu a quarterly revenue sharing fee which equals to 26% of Shanda's book revenue from the online game;

b. Shanda shall, within the first month of the following quarter, provide Shengqu with a quarterly sales revenue statement of the online game (the "Statement");

c. Shanda shall make payment of the quarterly revenue sharing fee before each 30th of the month immediately following the month of Shengqu's acknowledgement of the Statement;

d. Shengqu shall provide with Shanda a receipt within fifteen (15) days of each payment of revenue sharing fee made by Shanda.

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6. AMENDMENT

No variation of or supplement to this Agreement shall be effective unless the Parties have agreed in writing and have respectively obtained the required authorizations and approvals (including an approval that Shengqu must obtain from the audit committee or other independent institution, which has been established under the Sarbanes-Oxley Act and the NASDAQ Rules, of the board of directors of Shanda Interactive Entertainment Limited, Shengqu's overseas holding company).

7. CONSEQUENCES OF TERMINATION

Except where both parties agreed to the otherwise, upon termination of this Agreement under any circumstances:

a. All of Shanda's rights with respect to the online game, including in its original and/or localized form and any part thereof, game engine, Client Software, Server Software, tools, and codes will automatically and immediately terminate, and Shanda shall immediately cease to use the online game in its original and/or localized form and any part thereof, game engine, Client Software, Server Software, tools, and codes, and shall destroy or return (at Shengqu's option) any materials representing the same to Shengqu, along with a written confirmation of destruction or return, signed by an authorized officer of Shanda.

b. The termination of this Agreement under any circumstances shall not affect any rights and obligations already acquired as of the date of the termination, for example, any quarterly revenue sharing fee prior to the termination shall be payable notwithstanding the termination.

8. DEFAULT

a. A party shall be considered as in default if (i) it materially breaches a term of a contract entered into between the party and a third party, causing serious harm to the third party, and such breach continues for a period of sixty (60) days, or (ii) it becomes insolvent.

b.     Upon occurrence of an event of default as described in the above section
       (a), the party not in default may immediately terminate this Agreement by giving written notice to the defaulting party. The rights and remedies provided to the parties in this section shall not be exclusive and are in addition to any other rights and


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       remedies provided by this Agreement or at law or in equity.

9. CONFIDENTIALITY

a. Without prior written consent from the other party, Shanda and Shengqu agree that they will not use for their own benefits or disclose to any third party anything that relates to the term of this Agreement or any extensions or renewals thereof or subsequent to termination, any confidential information of the other party. For purposes of this Agreement, confidential information shall mean all information relating to the business of Shengqu or Shanda, including, without limitation, any unreleased information regarding the online game and technologies relating thereto or embodied therein, the particulars of arrangements with any person or entity, manufacturing sources, financial information of Shengqu or Shanda.

b. Upon termination of this Agreement for any reason whatsoever, each party shall promptly deliver to the other party any and all confidential information, including, without limitation, the manuals, letters, notebooks, reports, advertising literature, sales aids, and other materials relating to the business of the other party (including all copies of such confidential information) which are owned by, and in custody and control of that party. This section shall survive the expiration or termination of this Agreement.

10. INDEMNIFICATION

a. Shanda shall indemnify and defend Shengqu and its agents, directors, officers, employees and shareholders, and hold them harmless from and against any damages arising out of any third-party claim relating to:

       (I)    Any violation by Shanda of any provisions under this Agreement;
              and

       (II) Any gross misconduct or intentional acts on the part of Shanda or its employees or agents.

b. Shengqu shall indemnify and defend Shanda and its agents, directors, officers, employees and shareholders, and hold them harmless from and against any damages arising out of any third party claim relating to:

       (I)    Any violation by Shengqu of any provisions under this Agreement;
              and

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       (II)   Any gross misconduct or intentional acts on the part of Shengqu or its employees or agents.

c.     Indemnification procedure shall be as follows:

       (I) A Party seeking indemnification (the "Indemnified Party") will promptly notify the other Party (the "Indemnifying Party") of any claim for indemnification.

       (II) The Indemnifying Party will, if requested by the Indemnified Party, give assistance to the Indemnified Party in defense of any claim.

       (III) The Indemnified Party will, on its own, go through the legal procedure, and upon the completion of such legal procedure, the Indemnifying Party shall provide indemnification upon the request of the Indemnified Party.

11. EXCLUSION OF LIABILITY

Neither Party shall be exempted from liability if, due to such Party's negligence or other defaults, the other Party has suffered any losses.

12. COST

Unless otherwise stated, each party shall bear all costs incurred in the performance of its own undertakings, duties and obligations under this Agreement.

13. RELATIONSHIP OF THE PARTIES

It is the intention and understanding of Shengqu and Shanda that the relationship between them shall be at all times independent. This Agreement shall not be considered as the creation of an agency relationship, or similar relationship, between them.

14. NO ASSIGNMENT

Neither Party shall assign this Agreement or any of its rights, nor delegate any of its obligations hereunder, in whole or in part, without the other Party's prior written consent, to third party.

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15. COMPLIANCE WITH LAWS

Shanda warrants that it complies with all laws and regulations in the Territory during the operation.

16. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the PRC.

17. DISPUTE RESOLUTION

In the event of any dispute which may arise between the parties relating to the performance of this Agreement, the parties hereto shall first settle such dispute through amicable negotiations. If such dispute cannot be satisfactorily resolved by the parties themselves through friendly negotiations within a period of forty (40) days, then any party shall be entitled to submit such dispute to the Shanghai Arbitration Commission in accordance with its arbitration rules to settle the dispute.

18. COMPLYING WITH ARBITRAL AWARD

All disputes relating to this Agreement shall be resolved in Shanghai. The losing party shall bear all costs and expenses (including, but not limited to, the attorney fees) incurred by the winning party during the course of arbitration.

19. NOTICES

Any notice or other communication to be given in connection with this Agreement shall be in writing, and shall be either (as elected by the party giving such notice): (a) personally delivered; (b) transmitted by registered or certified mail; (c) transmitted by courier service; (d) sent by confirmed facsimile; or
(e) sent by confirmed e-mail. Unless there are other evidences, all notices will be deemed to have been duly given on: (x) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally or by courier; (y) five (5) days after the date of posting if transmitted by mail; or (z) if transmitted by facsimile or e-mail with confirmation, the date of transmission. Neither party may change its address for purposes hereof unless a prior notice of no less than five (5) days has been given to the other party.


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20. HEADINGS

Captions and section headings used herein are for convenience only, are not part of this Agreement, and shall not be used in construing it.

21. FURTHER DOCUMENTS

Each of the parties agrees to enter into and execute such further documents, which shall have the same binding effect as this Agreement.

22. VALIDITY

If any provision of this Agreement is declared or found to be inappropriate or unenforceable, then both parties shall negotiate with each other and modify the provision to the extent necessary to make it valid and enforceable. If that is not possible, another provision that is legal and enforceable will be substituted.

23. WAIVER

The failure of either party to exercise any right hereunder shall not be construed to be a waiver of such right.

24. ENTIRE AGREEMENT

This Agreement supersedes and replaces any and every other prior or contemporaneous agreement, understanding or negotiation. This Agreement shall constitute the entire agreement on the licensing of the World of Legend Version
1.5 between the parties.

IN WITNESS WHEREOF, Shengqu and Shanda have each caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

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[Execution Page]

SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.


----------------------------------
Authorized representative (signature)






SHANGHAI SHANDA NETWORKING CO., LTD.


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Authorized representative (signature)



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